RULE 10f3 REPORT FORM
Record Of Securities Purchased
Under The Trust's Rule 10f3 Procedures

1.Name of Portfolio Neuberger Berman Income Opportunity Fund
2.Name of Issuer Copano Energy LLC 8.125% 312016
(CUSIP 217203AA6)

3.Date of Purchase 		January  31 2006

4.Underwriter from whom purchased 	 Bank of America

5.Affiliated Underwriter managing or participating in
underwriting syndicate LEH	 6.Is a list of the
underwriting syndicate's members attached?
Yes _X__    No  _____
7.Aggregate principal amount of purchase by all investment
companies advised by the
Adviser or Subadviser 			$1.360 MM Face

8.Aggregate principal amount of offering 	$225 MM

9.Purchase price (net of fees and expenses) 	Par (100.000)

10.Date offering commenced 		13106

11.Offering price at close of first day on which any sales were made 101

12.Commission spread or profit  	2	%  share

13.Have the following conditions been satisfied?
Yes	     No

a.The securities are
  part of an issue registered under the Securities
Act of 1933 which is being offered to the public
Eligible Municipal Securitiessold in an Eligible
Foreign Offering orsold in an Eligible Rule 144A offering? (See Appendix B to the Rule 10f3
Procedures for definitions of the capitalized terms herein.)


	____		____
	____		____
	____		____
	__X_		____

b.(1) The securities were purchased prior to the end of the first day on which any sales were made at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities
(except in the case of an Eligible Foreign Offering for any rights to purchase that are required by law to be granted to existing security holders of the issuer) OR Yes No


_X__	____

	(2) If the securities to be purchased were offered for subscription upon exercise of rights such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


____ ____
c.The underwriting was a firm commitment underwriting?
	_X__		____
d.	The commission spread or profit was
reasonable and fair in relation to that being received by others for underwriting similar securities during the same period
(see Attachment for comparison of spread with comparable recent offerings)?



	_X__		____e.	The issuer of the securities except
for Eligible Municipal Securities and its predecessors have been in continuous operation for not less than three years?
__X_		____f.	(1)
The amount of the securities other than those sold in an Eligible Rule 144A Offering (see below) purchased by all of the investment companies advised by the Adviser did not exceed 25% of the principal amount of the offering OR

(2)If the securities purchased were sold in an Eligible Rule 144A
Offering the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of

(i)The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers as defined in Rule 144A(a)(1) plus

(ii)The principal amount of the offering of such class i n any concurrent public offering?



	___		____


	__X_		____g. (1) No affiliated underwriter
of the Trust was a
direct or indirect participant         in or beneficiary of the
sale OR(2)   With respect to the purchase of Eligible Municipal
Securities such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

__X_	____



____	____



h.	Information has or will be timely supplied to the
appropriate officer of the Trust for inclusion on SEC Form
NSAR and quarterly reports to the Trustees? Yes   No



	 _X__		____

Approved			Date


RULE 10f3REPORT FORM
Additional Information for paragraph (d) commission or spread comparable recent offerings

Comparison
1
Comparison 2
Comparison 3
Comparison 4Comparison
5
Security
__Galaxy Entertainment Finance 9.875% 121512 _____Targa
Resources 8.5% 11113
______________
____________________________
____________________________
______________Date Offered
__12705______________101805______________
____________________________Offering Price
___100___________

_____100_________ ______________ ______________ ______________
Spread ($)
______________
______________
______________
______________
______________
Spread (%)
_____2.0%______
___
2.5%
______________

______________
______________
Type of Security
____144A ___
______________
_____144A_______
______________
______________
______________
______________
______________
______________
______________
Rating or Quality
__B1B+_________
______________
____B2B
______________
______________
______________
______________
______________
______________
______________
Size of Issue
_____350 MM___
____250 MM_____

______________
______________
______________
Total Capitalization
of Issuer


Note	Minimum of two comparisons must be completed for each purchase.


3

Attachment